Exhibit 99.1

Contact:	Mary A. Chaput
Chief Financial Officer
(615) 614-4929

HEALTHWAYS REPORTS THIRD-QUARTER EARNINGS
OF $0.26 PER DILUTED SHARE

RAISES 2009 REVENUE GUIDANCE AND LOW END OF 2009 EARNINGS GUIDANCE

NASHVILLE, Tenn. (Oct. 22, 2009) – Healthways, Inc. (NASDAQ: HWAY) today announced financial results for the third quarter and nine months ended September 30, 2009.  Total revenues for the quarter were $181.6 million compared with revenues of $187.4 million for the three months ended September 30, 2008.  Net income for the third quarter of 2009 was $8.8 million, or $0.26 per diluted share, which was two cents above the Company’s earnings guidance range.  Net income for the third quarter of 2008 was $15.6 million, or $0.45 per diluted share.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

	Three Months Ended September 30,
	2009	2009	2008
	Actual	Guidance	Actual
Domestic	$0.29	$0.22 – 0.25	$0.47
International	(0.03)	(0.02) – (0.01)	(0.02)
Net income per diluted share	$0.26	$0.20 – 0.24	$0.45

Ben R. Leedle, Jr., chief executive officer of Healthways, commented, “The performance of our domestic operations once again enabled us to exceed our revenue and earnings expectations for the quarter.  These better than expected results for the third quarter were driven primarily by the timing of performance-based revenue recognition, as certain performance targets were measured and achieved earlier than forecast, and by higher than projected billed lives.  The strong earnings performance by our domestic operations was slightly offset by higher than anticipated net costs in our international operations, primarily related to the start-up of the Australian contract with Hospitals Contribution Fund.

“The Company’s cash flow from operations was a strong $42.1 million for the third quarter.  In addition to investing approximately $13.4 million in capital expenditures during the quarter, we also reduced our debt by $34.1 million.  This reduction contributed to a debt to EBITDA ratio as calculated under our credit agreement of 2.0 at the end of the quarter, which is the low end of the forecasted range for 2009.  Combined with our debt reduction during the first six months of the year, our total debt to capitalization has improved 410 basis points to 42.1% at the end of the third quarter from 46.2% at December 31, 2008.

“Since the beginning of the third quarter, we have signed new, expanded or extended contracts that reflect demand across the breadth of our solutions from new and existing Healthways customers, representing regional Blue Cross Blue Shield health plans, state governments, and Fortune 100

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

employers.  Under these agreements, we will provide our chronic condition management, Silver Sneakers®, QuitNet® comprehensive smoking cessation, lifestyle health coaching, and/or WholeHealth solutions.

“Among these customers, we are pleased to report today a significant new agreement that expands our long-term relationship with Health Care Service Corporation (HCSC), one of the nation’s largest health plans.  Under the terms of this multi-year agreement, Healthways will make its national fitness center network available to approximately 6.7 million of HCSC’s commercial members.  With this unique business model and related services, we have created a new consumer solution designed to support healthy behaviors for individuals in a commercial population.  This agreement is a further example of how our extensive infrastructure allows for the rapid creation of innovative solutions that differentiate Healthways competitively in the commercial market, just as Silver Sneakers has done in the Medicare Advantage market.”

Financial Guidance

Based on the performance of the Company’s domestic operations for the first nine months of 2009, Healthways today increased its guidance for 2009 revenues to a range of $708 million to $717 million from the previous range of $685 million to $700 million.  This revision includes a new range for revenues from domestic operations of $691 million to $697 million, up from $668 million to $680 million previously.  Guidance for 2009 revenues from international operations remains unchanged in a range of $17 million to $20 million.

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING
DECEMBER 31, 2009 (GUIDANCE) AND THE YEAR ENDED DECEMBER 31, 2008
(Dollars in millions)

	Twelve Months
	Ending	Ended
	Dec. 31, 2009	Dec. 31, 2008
	(Guidance)	(Actual)
Domestic	$691.0 – 697.0	$731.3
International	17.0 – 20.0	15.4
Net income per diluted share	$708.0 – 717.0	$746.7

Due to the anticipated increase in 2009 revenues, Healthways also revised its guidance for 2009 adjusted net income per diluted share, which excludes previously announced lawsuit settlement costs of $0.73 per diluted share, to a range of $1.01 to $1.05 compared with the previous range of $0.97 to $1.05. This new earnings guidance also reflects the expected $0.02 per diluted share net cost impact of the HealthHonors acquisition announced last week.  Guidance for 2009 adjusted net income per diluted share includes a new range for domestic operations of $1.13 to $1.15 compared with $1.07 to $1.13 previously, while the net cost impact from international operations has increased to a range of $0.10 to $0.12 from the previous range of $0.08 to $0.10.

The Company’s guidance for net income per diluted share for the fourth quarter of 2009 is in a range of $0.19 to $0.23.  Domestic operations are expected to produce net income per diluted share of $0.20 to $0.22, including the effect of the HealthHonors acquisition. Fourth-quarter 2009 results from international operations are expected to be in a range of $0.01 net cost per diluted share to  $0.01 net income per diluted share.

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See page 8 for a reconciliation of GAAP and non-GAAP results

	Twelve Months		Three Months
	Ending	Ended	Ending
	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2009
	(Guidance)	(Actual)	(Guidance)
Domestic, excluding lawsuit settlement costs	$1.13 – 1.15	$1.20	$0.20 – 0.22
International	(0.12) – (0.10)	(0.10)	(0.01) – 0.01
Adjusted net income per diluted share	1.01 – 1.05	1.10	0.19 – 0.23
Lawsuit settlement costs	(0.73)	-	-
Net income per diluted share	$0.28 – 0.32	$1.10	$0.19 – 0.23

Summary

Mr. Leedle concluded, “We are pleased by the better than expected financial performance of our domestic operations for the third quarter and throughout 2009 and by our continued contracting momentum.  We are also building our potential for future growth through the expansion of our value proposition as evidenced by our recently announced third-quarter WholeHealth contract with a Fortune 100 company and our new contract with HCSC.

“While encouraged by the Company’s progress, we remain cautious in our near-term outlook because of uncertainty about the economic environment and the possible impact of both the high domestic unemployment rate and potential healthcare reform on our customers.  Given today’s economic environment, we believe the timeframe for sustained and significant improvement in the rate of unemployment is still unclear and that the possibility remains for further attrition.  Despite our caution, we believe we are well positioned to continue managing through the current environment, with substantial cash flow from operations, a strengthening financial position and ample liquidity.

“Longer-term, we remain confident of the Company’s prospects for further substantial growth.  In both the U.S and internationally, health plans, employers and governments are increasingly focused on the potential for reducing the future growth of healthcare costs by reducing health risks and preventing or delaying disease onset and progression.  Healthways has been a leading pioneer in the development and application of these strategies with a proven record that healthier people cost less.  With solutions demonstrated to be the most comprehensive, integrated and scalable in the market, we are well positioned to leverage this increased focus to expand the populations we serve and, through successful performance, to create further shareholder value.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 5006460, and the replay will also be available on the Company’s web site for the next 12 months.

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast performance in order to provide forward-looking guidance;
•	the Company’s ability to reach mutual agreement with the Centers for Medicare and Medicaid Services (CMS) with respect to the Company’s results under Phase I of Medicare Health Support;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the Company’s ability to achieve estimated annualized revenue in backlog;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•	the risks associated with changes in macroeconomic conditions;
•	the Company’s ability to integrate acquired businesses or technologies into the Company’s business;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•
the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support the Company’s operations and to support or guarantee the Company’s performance under new contracts;

•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal, and international health care and other applicable legislation and regulations, including health care reform, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•
other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2008, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs.  Healthways' solutions are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues	$181,642	$187,448	$542,214	$561,432
Cost of services (exclusive of depreciation and amortization of $8,517, $9,316, $25,843, and $27,116, respectively, included below)	132,498	125,628	393,097	381,884
Selling, general & administrative expenses	17,816	17,493	55,050	55,156
Depreciation and amortization	11,956	12,949	36,155	37,813

Operating income	19,372	31,378	57,912	86,579
Gain on sale of investment	—	—	(2,581)	—
Interest expense	3,888	5,366	12,091	15,529
Legal settlement and related costs	—	—	39,956	—

Income before income taxes	15,484	26,012	8,446	71,050
Income tax expense	6,682	10,389	5,582	28,900

Net income	$8,802	$15,623	$2,864	$42,150

Earnings per share:
Basic	$0.26	$0.46	$0.08	$1.22

Diluted	$0.26	$0.45	$0.08	$1.17

Weighted average common shares
and equivalents:
Basic	33,745	33,599	33,701	34,474
Diluted	34,481	34,567	34,232	35,891

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

Healthways, Inc.
Statistical Information
(Unaudited)

	September 30,	September 30,
	2009	2008
Operating Statistics
Domestic commercial available lives	196,100,000	192,500,000
Domestic commercial billed lives	35,900,000	31,700,000

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Domestic EPS Guidance Excluding Lawsuit Settlement Costs and Reconciliation of Adjusted EPS Guidance to EPS Guidance, GAAP Basis

Twelve Months Ending
December 31, 2009
Domestic EPS guidance excluding lawsuit settlement costs (1)	$1.13 – 1.15
International EPS (loss) guidance	(0.12) – (0.10)
Adjusted EPS guidance (2)	$1.01– 1.05
EPS (loss) attributable to lawsuit settlement costs (3)	(0.73)
EPS guidance, GAAP basis	$0.28 – 0.32

(1) Domestic EPS guidance excluding lawsuit settlement costs is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS guidance excluding lawsuit settlement costs in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(3) EPS (loss) attributable to lawsuit settlement costs consists of pre-tax charges of $40.0 million related to the Company’s settlement of a qui tam lawsuit.

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	September 30,	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$2,309	$5,157
Accounts receivable, net	121,924	115,108
Prepaid expenses	11,325	13,479
Other current assets	5,618	3,810
Income taxes receivable	8,415	—
Deferred tax asset	26,404	30,488
Total current assets	175,995	168,042

Property and equipment:
Leasehold improvements	41,270	34,635
Computer equipment and related software	148,212	138,369
Furniture and office equipment	29,006	29,610
Capital projects in process	32,577	17,462
	251,065	220,076
Less accumulated depreciation	(132,841)	(108,635)
	118,224	111,441

Other assets	7,063	18,089

Customer contracts, net	28,652	32,715
Other intangible assets, net	66,563	68,207
Goodwill, net	484,584	484,596

Total assets	$881,081	$883,090

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2009	2008
Current liabilities:
Accounts payable	$22,399	$21,633
Accrued salaries and benefits	65,168	33,161
Accrued liabilities	26,873	26,294
Deferred revenue	5,060	6,904
Contract billings in excess of earned revenue	75,099	71,406
Income taxes payable	—	8,034
Current portion of long-term debt	2,657	2,035
Current portion of long-term liabilities	4,371	4,609
Total current liabilities	201,627	174,076

Long-term debt	263,852	304,372
Long-term deferred tax liability	10,898	8,073
Other long-term liabilities	38,181	39,533

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,790,729 and 33,648,976 shares outstanding	34	34
Additional paid-in capital	220,060	213,461
Retained earnings	151,370	148,506
Accumulated other comprehensive loss	(4,941)	(4,965)
Total stockholders’ equity	366,523	357,036

Total liabilities and stockholders’ equity	$881,081	$883,090

- MORE -

HWAY Reports Third-Quarter Results

Oct. 22, 2009

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$2,864	$42,150
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	36,155	37,813
Amortization of deferred loan costs	1,128	881
Gain on sale of investment	(2,581)	—
Loss on disposal of property and equipment	955	1,346
Share-based employee compensation expense	7,863	12,714
Excess tax benefits from share-based payment arrangements	(162)	(3,487)
Increase in accounts receivable, net	(6,776)	(19,049)
(Increase) decrease in other current assets	(5,490)	1,926
Increase in accounts payable	4,462	2,968
Increase in accrued salaries and benefits	31,965	15,640
(Decrease) increase in other current liabilities	(3,667)	2,341
Deferred income taxes	5,339	(7,727)
Other	3,479	8,002
Increase in other assets	(454)	(1,581)
Payments on other long-term liabilities	(2,935)	(2,156)
Net cash flows provided by operating activities	72,145	91,781

Cash flows from investing activities:
Acquisition of property and equipment	(35,638)	(62,026)
Sale of investment	11,626	—
Change in restricted cash	(538)	—
Other	(3,655)	(4,543)
Net cash flows used in investing activities	(28,205)	(66,569)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	283,900	87,287
Payments of long-term debt	(325,826)	(42,965)
Deferred loan costs	(784)	—
Exercise of stock options	265	3,668
Excess tax benefits from share-based payment arrangements	162	3,487
Repurchases of common stock	—	(94,208)
Repurchase of stock options	(736)	—
Change in outstanding checks and other	(3,982)	—
Net cash flows used in financing activities	(47,001)	(42,731)

Effect of exchange rate changes on cash	213	(76)

Net decrease in cash and cash equivalents	(2,848)	(17,595)

Cash and cash equivalents, beginning of period	5,157	40,515

Cash and cash equivalents, end of period	$2,309	$22,920

- END -